Exhibit 11

                Statement Re: Computation of Earnings Per Share


UNITED BANKSHARES, INC. AND SUBSIDIARIES

                                                     For the Quarter Ended          For the Nine Months Ended
                                                          September 30                    September 30
                                                 ---------------------------   ---------------------------------

                                                     1996           1995              1996             1995
                                                 -----------     ----------        ----------       ----------
PRIMARY:

Average Number of Common Shares                   15,151,330     14,954,490         15,148,092      14,949,523

Average Number of Common Share
   Equivalents                                        78,167        117,086             79,870          99,046
                                                 -----------     ----------        -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,229,497     15,071,576         15,227,962      15,048,569
                                                 ===========     ==========        ===========     ===========


Net Income                                       $11,223,000     $8,701,000        $20,576,000     $25,314,000
Preferred Dividends
                                                 -----------     ----------        -----------     -----------
Available to Common Shares                       $11,223,000     $8,701,000        $20,576,000     $25,314,000
                                                 ===========     ==========        ===========     ===========

Earnings Per Common Share:                             $0.74          $0.58              $1.35           $1.68
                                                 ===========     ==========        ===========     ===========


FULLY DILUTED:

Average Number of Common Shares                   15,151,330     14,954,490         15,148,092      14,949,523
Average Number of Common Share
   Equivalents                                        86,788        123,156             86,788         123,156
                                                 -----------     ----------        -----------     -----------
Average Shares and Share
   Equivalents Outstanding                        15,238,118     15,077,646         15,234,880      15,072,679
                                                 ===========     ==========        ===========     ===========

Net Income                                       $11,223,000     $8,701,000        $20,576,000     $25,314,000
Preferred Dividends
                                                 -----------     ----------        -----------     -----------
Available to Common Shares                       $11,223,000     $8,701,000        $20,576,000     $25,314,000
                                                 ===========     ==========        ===========     ===========

Earnings Per Common Share                              $0.74          $0.58              $1.35           $1.68
                                                 ===========     ==========        ===========     ===========



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